UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Altera Corporation (the “Company”) amended and restated the Company’s By-laws (the “By-laws”), effective as of July 11, 2007. Article VI of the By-laws was amended to provide for the issuance of uncertificated shares. The ability to issue uncertificated shares allows the Company to participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System permits investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The full text of the By-laws, as amended and restated, is filed as Exhibit 3.2 hereto, and amended Article VI thereof is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.2	By-laws of the Registrant, as currently in effect

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel and Secretary

Dated: July 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-laws of the Registrant, as currently in effect